SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.       )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

American Claims Evaluation, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LETTER TO SHAREHOLDERS

October 11, 2007

To the Shareholders of American Claims Evaluation, Inc.:

As you know, the Annual Meeting of Shareholders (the “Annual Meeting”) of American Claims Evaluation, Inc. (the “Company”) was scheduled to be held on October 9, 2007. At the Annual Meeting, as the Company’s Proxy Statement for the Annual Meeting, dated September 14, 2007 (the “Proxy Statement”), indicated, the election of the directors nominated, approval of certain amendments to the Company’s Certificate of Incorporation and approval of the 2007 Stock Incentive Plan was assured because of the percentage of beneficial ownership of shares of the Company’s Common Stock held by directors and management. Accordingly, such matters were approved.

An amendment to the Company’s Certificate of Incorporation prescribing a majority vote of the outstanding shares for the adoption or approval of a plan of merger or consolidation, the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, or a plan of binding share exchanges was also to be considered at the Annual Meeting (the “Transaction Amendment”).

The Transaction Amendment required the affirmative vote of two-thirds of all the outstanding shares of Common Stock. As of the date of the Annual Meeting, the Company had not yet received enough votes on the Transaction Amendment for its approval.

The Company adjourned the Annual Meeting and the vote on the Transaction Amendment to Wednesday, October 31, 2007 at 11:00 a.m., local time, at the offices of Siller Wilk LLP, 675 Third Avenue, New York, New York 10017, in order to allow shareholders the opportunity to vote on the Transaction Amendment.

Effective as of February 22, 1998, New York law was amended to reduce the two-thirds minimum vote requirement for the above described transactions to a simple majority of the outstanding shares entitled to vote on the proposed transaction. The Company’s Board of Directors believes that the Company should take advantage of this modernization of New York law, which has conformed the New York Business Corporation Law to the laws of popular states of incorporation such as Delaware. I refer you to the Proxy Statement for additional information on the Transaction Amendment.

Accordingly, we would appreciate it if you would sign and return the enclosed Proxy Card solely as to the Transaction Amendment (Item 5. on such Proxy Card) as soon as possible so that your vote can be counted. Thank you.

Very truly yours,

Gary Gelman

President and Chief Executive Officer